Exhibit 2

                                    AGREEMENT

                  THIS AGREEMENT (the "Agreement") is entered into as of May __, 1996, by and among MARCEL VAN HEESEWIJK, MATTHEUS WEGBRANS (collectively, the "Founders"), QCS CORPORATION, a Delaware corporation (the "Company"), REINHARDT STILLE and LEONARDUS KLIJN, and THE PERSONS LISTED AS "PURCHASERS" ON THE SIGNATURE PAGES HERETO (the "Purchasers").

                  WHEREAS, Section 4(f) of that certain Shareholders' Agreement dated as of November 22, 1994 (the "Shareholders' Agreement"), and Section 2.4(d) of that certain Series A Convertible Preferred Stock Purchase Agreement dated November 22, 1994 (the "Purchase Agreement"), require the Company to transfer additional shares of Common Stock or, at the option of the Company, pay their equivalent value in cash (at certain agreed upon values), to the Purchasers, if certain financial results described therein (the "Financial Results") are not achieved;

                  WHEREAS, if the Company shall become obligated to transfer shares of Common Stock or, at its option, pay their equivalent value in cash to the Purchasers, then pursuant to Section 4(f) of the Shareholders' Agreement, the Founders shall become obligated to pay to the Company shares of Common Stock, or, at the option of the Founders, cash, as more fully described in said
Section 4(f); and

                  WHEREAS, it appears that the Financial Results will not be achieved;

                  WHEREAS, in consideration for, among other things, the Founders acknowledging that the Financial Results will not be achieved and for the Founders agreeing to the following, the parties hereto desire to delete Sections 4(e) and 4(f) of the Shareholders' Agreement and Section 2.4(d) of the Purchase Agreement, and to make certain other deletions and amendments to the Shareholders' Agreement and Purchase Agreement;

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

                  1. The Founders acknowledge that the Financial Results will not be achieved.

                  2. Subject to the provisions contained in the last sentence of this Section 2, the Founders agree to transfer or pay to the Purchasers an aggregate of four million three hundred sixty eight thousand nine hundred thirty seven (4,368,937) shares of the Company's Common Stock (the "Shares") or, at the option of the Founders, their equivalent in cash based on a value of one Dollar and three Cents ($1.03) per share, or a combination of both shares of Common Stock and cash in the equivalent aggregate amount, such transfer or payment to be made to the Purchasers pro-rata to their respective holdings of Series A Preferred on the Closing (as defined in the Purchase Agreement). The Founders shall make such transfer or payment to the Purchasers on, or at the option of the


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


Founders before, August 1, 1997. Unless otherwise agreed to by all of the Purchasers, the form of payment to each Purchaser shall be the same as the form of payment to all other Purchasers (e.g., if one Purchaser is paid 80% in cash and 20% in shares of Common Stock, all Purchasers shall be paid 80% in cash and 20% in shares of Common Stock). No Founder shall be obligated to make any transfer or payment pursuant to this Agreement in excess of the amount determined by multiplying the amount of such transfer or payment by a fraction, the numerator of which is the number of shares of the Company's Common Stock owned by such Founder on the date of this Agreement (assuming that any outstanding options and warrants to purchase shares of the Company's Common Sock held by such Founder have been exercised), and the denominator of which is the number of shares of the Company's Common Stock owned by both Founders on the date of this Agreement (assuming that any outstanding options and warrants to purchase shares of the Company's Common Stock held by such Founders have been exercised).

         3. Concurrently with the execution of this Agreement by all parties hereto, the Founders shall deposit the Shares into escrow to be held pursuant to the terms and conditions contained in that certain Escrow Agreement of even date attached hereto as Exhibit A.

         4. The Purchasers agree to accept the transfer or payment described in
Section 2 hereof in full satisfaction of any obligations owed to the Purchasers by the Company or the Founders pursuant to Sections 4(e) or 4(f) of the Shareholders' Agreement or Section 2.4(d) of the Purchase Agreement.

         5. This Agreement shall become effective on the date on which it has been executed and delivered by all parties hereto and all of the following agreements have been executed and delivered by all parties thereto, and shall not become effective unless and until all such parties have so executed and delivered such agreements: (a) the Amendment No. 1 to Series A Convertible Preferred Stock Purchase Agreement attached hereto as Exhibit B; (b) the Amended and Restated Shareholders' Agreement of even date attached hereto as Exhibit C; and (c) the Amended and Restated Class U Warrant attached hereto as Exhibit D.

         6. This Agreement and the legal relationship between the parties hereto shall be governed by and construed in accordance with the internal laws of the State of New York exclusively, without regard to conflicts of law principles.

         7. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


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


                                       QCS CORPORATION


                                       By:
                                           -------------------------------
                                       Name:
                                             -----------------------------
                                       Title:
                                              ----------------------------

                                       Marcel van Heesewijk



                                       -----------------------------------

                                       Mattheus Wegbrans



                                       -----------------------------------

                                       Reinhardt Stille



                                       -----------------------------------

                                       Leonardus Klijn



                                       -----------------------------------



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


                                   PURCHASERS

                                     CARLYLE QCS PARTNERS, L.P.


                                     By:   /s/ David M. Rubeinstein
                                         -------------------------------
                                     Name:
                                           -----------------------------
                                     Title:
                                            ----------------------------

                                     STF MANAGEMENT LIMITED, as General
                                     Partner of Sharp Technology Fund I Limited
                                     Partnership


                                     By:
                                         -------------------------------
                                     Name:
                                           -----------------------------
                                     Title:
                                            ----------------------------

                                     STF MANAGEMENT LIMITED, as General
                                     Partner of Sharp Technology Fund II Limited
                                     Partnership


                                     By:
                                         -------------------------------
                                     Name:
                                           -----------------------------
                                     Title:
                                            ----------------------------

                                     LAGUNITAS PARTNERS, L.P.


                                     By:
                                         -------------------------------
                                     Name:
                                           -----------------------------
                                     Title:
                                            ----------------------------


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



                                     PROACTIVE PARTNERS, L.P.


                                     By:
                                         -------------------------------
                                     Name:
                                           -----------------------------
                                     Title:
                                            ----------------------------


                                     OAKWOOD HOLDINGS, BVI


                                     By:
                                         -------------------------------
                                     Name:
                                           -----------------------------
                                     Title:
                                            ----------------------------


                                     DE NOYANGE S.A.


                                     By:
                                         -------------------------------
                                     Name:
                                           -----------------------------
                                     Title:
                                            ----------------------------


                                     CANNEL CAPITAL MANAGEMENT


                                     By:
                                         -------------------------------
                                     Name:
                                           -----------------------------
                                     Title:
                                            ----------------------------


                                     Mr. Herb Miller



                                     -----------------------------------


                                     Robert Zangrillo



                                     -----------------------------------


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



                                     Mr Hans Robben



                                     -----------------------------------


                                     Mr. Peter Mills



                                     -----------------------------------


                                     Mr. Peter Anson



                                     -----------------------------------


                                     Mr. Steven Lebow



                                     -----------------------------------


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